Exhibit 10.2

AMENDMENT NO. 1

ASSURED GUARANTY CORP.

ASSURED GUARANTY CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Assured Guaranty Corp., a corporation organized and existing under the laws of Maryland, (the “Company”) and a wholly-owned subsidiary of Assured Guaranty Ltd., maintains the Assured Guaranty Corp. Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, it is now considered desirable to amend the Plan to clarify that a participant’s election under the Plan shall continue in effect during future plan years unless superseded by a new election.

NOW THEREFORE, IT IS RESOLVED that by virtue and in exercise of the amending power reserved to the Company under the Plan and delegated to the undersigned officer of the Company, the Plan shall be, and hereby is, amended, effective as of January 1, 2006, by adding the following new sentence to the end of Section 3.2(a) as a part thereof:

“A Deferral Election shall remain in effect for subsequent calendar years until a new Deferral Election is submitted to the Administrator prior to the beginning of such subsequent calendar year.”

IN WITNESS WHEREOF, Assured Guaranty Corp. has caused this amendment to be signed by its duly authorized officer this 3 day of May, 2007.

Assured Guaranty Corp.

By:	/S/ James M. Michener
Its: General Counsel & Secreatry